Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
TORONTO DOMINION BANK                       13-5640479      185,900,000
WELLS FARGO BANK                            41-0449260      146,568,427
BNP PARIBAS SECURITIES CORP.                13-3235334      136,239,294
CITIGROUP, INC.                             52-1568099      124,117,865
BANK OF AMERICA SECURITIES LLC              56-2058405       91,602,396
JPMORGAN CHASE & CO.                        13-3224016       19,549,831
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       12,674,816
GOLDMAN, SACHS & CO.                        13-5100880        9,245,624
DEUTSCHE BANK SECURITIES, INC.              13-2730328        9,219,740
MORGAN STANLEY CO INCORPORATED              13-2665598        9,101,397






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
TORONTO DOMINION BANK                       13-5640479                0
WELLS FARGO BANK                            41-0449260        1,047,172
BNP PARIBAS SECURITIES CORP.                13-3235334          829,878
CITIGROUP, INC.                             52-1568099        7,708,546
BANK OF AMERICA SECURITIES LLC              56-2058405        5,835,048
JPMORGAN CHASE & CO.                        13-3224016       15,017,232
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       10,833,195
GOLDMAN, SACHS & CO.                        13-5100880        8,824,988
DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,235,467
MORGAN STANLEY CO INCORPORATED              13-2665598        5,640,458




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    776,232,712 D. Total Sales: 82,294,857

                               SCREEN NUMBER : 12